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                                                                   EXHIBIT 10.39

                              AMENDMENT NUMBER 1
                    OF INTERNATIONAL DISTRIBUTION AGREEMENT

     This Amendment Number 1 of International Distribution Agreement (this "Amendment") is entered into as of July 1, 1999, by Interplay Entertainment Corp., a Delaware corporation ("Interplay") and Virgin Interactive Entertainment Limited, a corporation formed under the laws of England and Wales ("Virgin"), with reference to the following facts:

     A. The parties have entered into that certain International Distribution Agreement dated February 10, 1999 (the "Agreement").

     B. The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     Therefore, the parties agree as follows:

     I. Section 3 of Exhibit "B" of the Agreement is deleted in its entirety and replaced with the following:

     "3.  Annual Overhead Fee.  For each calendar year during the term of this
          -------------------
     Agreement, Interplay shall pay Virgin an Annual Overhead Fee in the amount of 6,199,992 British Pounds (subject to decrease in accordance with Section
                                                                         -------
     4 and Section 5 of this Exhibit `B') in the following manner:
     -     ---------         -----------

          (a) Monthly Payments. For each calendar month during the term of this Agreement, on or before the last day of such month, 141,666 British Pounds, subject to decrease in accordance with Section 4 of this Exhibit `B'.
                                            ---------         -----------

          (b) Annual Payments. For each calendar year during the term of this Agreement, on or before February 15 of the ensuing year, 4,500,000 British Pounds, subject to decrease in accordance with Section 5 of this Exhibit
                                                    ---------         -------
     `B'."
     ----

     II. Section 4 of Exhibit "B" of the Agreement is deleted in its entirety and replaced with the following:

     "4.  Adjustment of Monthly Payment of Annual Overhead Fee.
          ----------------------------------------------------

          (a)  Monthly Payments of the Annual Overhead Fee under Section 3(a)
                                                                 ------------
     of this Exhibit `B' shall be reduced by one British Pound for every four
             -----------
     British Pounds of Contribution Margin (as defined below).

          (b) `Contribution Margin' shall mean the gross profit earned by Virgin or its affiliates or any of Virgin's directly or indirectly controlled or
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     majority-owned subsidiaries (each a `Virgin Entity' and collectively the
     `Virgin Entities') attributable to rights to distribute third party products, less the costs associated with such gross profit (including the value of any cash, stock or other consideration paid by the Virgin Entities to such third party solely as consideration for such distribution rights and which is not reasonably attributable to consideration for any other property or rights received), with such difference amortized over the term of the relevant agreement. For purposes of clarification, the value of any stock or other non-cash consideration paid by the Virgin Entities to such third party solely as consideration for such distribution rights shall be determined based upon reasonable valuation criteria with the value assigned by contract among the parties not necessarily being determinative.

          (c) The following shall be excluded from the definition of `Contribution Margin':

               (i) Gross profits to the Virgin Entities attributable to distribution rights respecting products of Eidos (or its successors) in China; and

               (ii) Gross profits to the Virgin Entities attributable to distribution rights with respect to the products of any party listed on Exhibit `B-1' who was a supplier or licensor of Virgin prior to the
     -------------
     execution of this Agreement; provided, however, that if Virgin enters into
                                  --------  -------       --
     an agreement with any such third party that provides for the issuance to the third party of (a) a Membership Interest Percentage (as defined in the Operating Agreement) of more than 10% of VIE Acquisition Group, or (b) more than 18% of the equity of any Virgin Entity, then the definition of
                                                  ----
     `Contribution Margin' shall include the amount by which monthly gross profit to the Virgin Entities earned by distributing the products of such third party exceeds the average of such monthly gross profits for the preceding two years; and provided further that, if Virgin enters into any
                              ----------------       --
     agreement by which any party on Exhibit `B-1' offsets any Virgin overhead,
                                     -------------
     then the definition of `Contribution Margin' shall include the full amount
     ----
     of such offset."

     III. Section 5 of Exhibit "B" of the Agreement is deleted in its entirety, and replaced with the following:

     "5.  Adjustment of Annual Payments of Annual Overhead Fee. Annual Payments
          ----------------------------------------------------
     of the Annual Overhead Fee under Section 3(b) of this Exhibit `B' shall be
                                     ------------         -----------
     reduced by one British Pound for every British Pound of distribution fee that Virgin earns under this Agreement during the respective calendar year. Within 30 days after the end of each calendar

                                      -2-
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     year during the term of this Agreement, Virgin shall calculate the distribution fees earned by Virgin hereunder, and deliver to Interplay documentation of such calculation. If Interplay disagrees with Virgin's calculation, Interplay shall provide objections in writing. If the parties then fail to agree on the calculation, either party may require submission of the issue to an independent auditor for a determination by such auditor."

     IV.  Miscellaneous.  The Agreement and this Amendment constitute the entire
          -------------
agreement between the parties on the subject matter hereof and thereof, and no amendment of the terms herein or therein shall be valid unless made in a writing signed by the parties. California law shall govern the interpretation and enforcement of this Amendment without regard to conflicts of laws principles. Unless otherwise defined herein, terms used herein shall bear the same respective meanings ascribed to such terms in the Agreement. Except as amended hereby, the Agreement remains in full force and effect. This Amendment may be executed in counterparts.

     Wherefore, the parties hereto have executed this Amendment as of the date first written above.


                                        "VIRGIN"

                                        Virgin Interactive Entertainment Limited



                                        By:  /s/ Tim Chaney    /s/ Peter Bilotta
                                             -----------------------------------

                                        Its:  Co-President       Co-President
                                             -----------------------------------


                                        "INTERPLAY"

                                        Interplay Entertainment Corp.



                                        By:            /s/ Brian Fargo
                                             -----------------------------------

                                        Its:      Chief Executive Officer
                                             -----------------------------------

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